SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2013

ProAssurance Corporation
(Exact name of registrant as specified in its charter)

Delaware                                        001-16533                                        63-1261433
(State of Incorporation)                                           (Commission File No.)                                           (IRS Employer I.D. No.)

100 Brookwood Place, Birmingham, Alabama                                                                                           35209
  (Address of Principal Executive Office )                                                                                         (Zip code)

Registrant’s telephone number, including area code:     (205)  877-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17CFR 240.13e-(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 5, 2013, ProAssurance Corporation filed the Proxy Statement for its 2013 annual meeting of stockholders, which will be held on May 22, 2013 at our headquarters in Birmingham, Alabama. The Proxy Statement contained a proposal to approve the ProAssurance Corporation 2014 Equity Incentive Plan (the “2014 Plan”), which was essentially identical to the ProAssurance Corporation 2008 Equity Incentive Plan (the “2008 Plan”) it is intended to replace. The 2014 Plan reserved 4,000,000 shares for issuance, which is the split adjusted equivalent of the shares initially reserved under the 2008 Plan. We believe it worth noting that we issued 1,632,168 shares from the split adjusted 4,000,000 shares reserved for issuance under the 2008 Plan, leaving 2,367,832 shares unissued.

Subsequent to the filing of our Proxy Statement, two proxy advisory services published their proprietary proxy analysis, recommending a vote against Proposal 4, the 2014 Plan due to the potential cost to shareholders as determined by each proxy advisors’ evaluation formula. Importantly both services recommended voting “FOR” all nominated directors standing for re-election to the Board, “FOR” the ratification of Ernst & Young LLP as independent auditors, “FOR” The ProAssurance Corporation 2014 Annual Incentive Plan, and “FOR” the advisory vote on executive compensation.

In response, ProAssurance Corporation is filing the ProAssurance Corporation Amended and Restated 2014 Equity Incentive Plan (the “Revised 2014 Plan”) that reduces the number of shares reserved for issuance from 4,000,000 shares to 3,000,000 shares (see Section 4(a) of Exhibit 10.1). The 2014 Plan will become effective on May 22, 2013 if approved by shareholders at our Annual Meeting (see Section 12(a) of Exhibit 10.1). No other changes were made in the Revised 2014 Plan. In addition, our Compensation Committee, made up entirely of Independent Directors, has resolved that no further awards will be made from the 2008 Plan if shareholders approve the Revised 2014 Plan.

This description of the Revised 2014 Plan is designed only to be a summary description. This description is qualified in its entirety by reference to the full text of the Revised 2014 Plan, which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated into this item by reference.

We are providing updated information as to the activity under the 2008 Plan through March 31, 2013 in order to reflect grants, vestings, and forfeitures of awards under the 2008 Plan during the first quarter of 2013. During the first quarter of each year since 2010, we have granted awards of long term incentive compensation in the form of performance shares and restricted units to be paid from shares reserved under the 2008 Plan. These awards are earned over a period of three years so the first quarter update reflects the number of performance shares and restricted units that vested three years from their original grant date and the number of performance shares and restricted units that were granted in the first quarter and that will be earned over the next three years. In addition, during the first quarter of 2013, we issued approximately 41,000 shares reserved under the 2008 Plan as annual incentive compensation under the 2008 Annual Incentive Compensation Plan. No awards have been made under any plan since March 31, 2013.

The following tables reflect the total shares currently reserved for awards under the 2008 Plan and shares available for future awards at March 31, 2013, and the activity with respect to outstanding awards under the 2008 Plan and its predecessor through March 31, 2013:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	860,066	$23.22 *	2,361,466
Equity compensation plans not approved by security holders	—	—	—

*Applicable only to approximately 20,000 outstanding options. Other outstanding share units have no exercise price.

Activity for stock options during the period ended March 31, 2013 is summarized below:

	March 31, 2013
	Options		Weighted Average Exercise Price
Outstanding, beginning of year	20,302		$23.15
Granted	—		—
Exercised	—			—
Forfeited or expired	—	—	—
Outstanding at end of year	20,302		23.15
Exercisable at end of year	20,302		23.15
Outstanding at end of year, vested or expected to vest	20,302		23.15

Activity for restricted share units during the period ended March 31, 2013 is summarized below. Grant date fair values are based on the market value of a ProAssurance common share on the date of grant.

	March 31, 2013
	Units	Weighted Average Grant Date Fair Value
Beginning non-vested balance	157,212	$31.94
Granted	39,400	46.97
Forfeited	(882)	34.67
Vested and released	(56,801)	25.29
Ending non-vested balance	138,929	38.91

Performance share units vest only if minimum performance objectives are met, and the number of units earned varies from 75% to 125% of a base award depending upon the degree to which stated performance objectives are achieved. Performance share unit activity for the period ended March 31, 2013 is summarized below. The table reflects the base award units and does not include potential increases or decreases that may ultimately be paid based on the actual achievement of performance objectives. Grant date fair values are based on the market value of a ProAssurance common share on the date of grant.

	March 31, 2013
	Base Units	Weighted Average Grant Date Fair Value
Beginning non-vested balance	552,417	$33.21
Granted	145,580	46.97
Forfeited	(4,934)	31.79
Vested	(170,816)	25.27
Ending non-vested balance	522,248	39.65
Common shares issued due to vesting of awards	120,833

          Purchase match unit activity during the period ended March 31, 2013 is summarized below. Grant date fair values are based on the market value of a ProAssurance common share on the date of grant.

	March 31, 2013
	Units	Weighted Average Grant Date Fair Value
Beginning non-vested balance	40,985	$39.85
Granted	—	—
Forfeited	(349)	39.44
Vested and released	(153)	36.20
Ending non-vested balance	40,483	39.87

For the remainder of 2013, we expect the activity under our share based compensation plans to consist of only the following: (i) the issuance of shares to our non-management directors under the Director Deferred Stock Compensation Plan and (ii) the issuance of shares purchased by employees and directors and the grant of matching restricted units under the 2011 Employee Stock Ownership Plan.  These shares and restricted units will be issued in accordance with past practice as awards under the 2014 Plan if it is approved by the shareholders; otherwise the shares and units will continue to be issued as awards under the 2008 Plan.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2013

PROASSURANCE CORPORATION

By:  /s/ Frank B. O’Neil
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Frank B. O’Neil
Senior Vice-President